Handeni Gold Inc.: Gold anomalies confirmed on Mjembe target.

Vancouver, British Columbia, September 23, 2013 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCQB: HNDI) is pleased to provide an update on the exploration activities conducted on its exploration licenses in the United Republic of Tanzania.

This news release is an update on the results of the soil sampling program and ground magnetic survey conducted on the Mjembe target as reported in a news release published on 16 July 2013. A total of 232 samples were selected from a database of 5068 soil samples collected on the 23km2 area comprising the Mjember target. The independent laboratory results confirmed the effectiveness of the soil sample selection method based on XRF analyses as 57% of the samples assayed returned anomalous gold values. The Company will thus continue to use this cost effective method of exploration applicable to its Handeni licenses.

The latest results outlined two highly anomalous areas defined by geochemistry (Au), airborne TEM geophysics and ground geophysics) on the 23km2 Mjembe target. The Company will now conduct a detailed mapping, pitting and trenching program on these areas in preparation for possible further ground geophysics and drill target generation. The Company is also continuing exploration on its other targets.

For further information please contact:

Handeni Gold Inc.

Dr. R. Scheepers (CEO):
Email: info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigoldltd.com.

Safe Harbour Statements

This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor there any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Except for the statements of historical fact contained herein, the information presented in this news release may constitute "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Although the Company has attempted to identify important factors and risks that could cause actual actions, events or results to differ materially from those described in forward-looking statements including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com), there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.